UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 16, 2021
BANCPLUS CORPORATION
(Exact Name of Registrant as Specified in Charter)
Mississippi
(State or Other Jurisdiction of Incorporation)

333-236022	64-0655312
(Commission File Number)	(IRS Employer Identification No.)

1068 Highland Colony Parkway
Ridgeland, MS	39157
(Address of Principal Executive Offices)	(Zip Code)

(601) 898-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Annual Meeting of BancPlus Corporation ("the Company") was held on March 16, 2021. One matter was submitted to the Company's shareholders for a vote. The final result of the vote is set forth below:
Proposal #1: Election of Directors

Approval of the following Class II nominees for the Board of Directors in the discretion of the named Proxy(ies).

Randall E. Howard	R. Eason Leake	Roy Hal Parker	John F. Phillips, III

For	Against	Abstain
8,148,904	24,449	12,478

Proposal #2: Other Business

Whatever Other Business May Be Legally Brought Before the Meeting or Any Adjournment Thereof. The Board of Directors presently knows of no other business to be presented by or on behalf of the Corporation or its management at the Meeting.

For	Against	Abstain
8,123,274	5,300	57,257

No other business was considered at the Annual Meeting.
Item 9.01 Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Description of Exhibit

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the inline XBRL Document

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

BancPlus Corporation

March 16, 2021	By:	/s/ M. Ann Southerland
M. Ann Southerland
Senior Executive Vice President and Chief Financial Officer